Exhibit 10.15
UBS AG
P.O. Box 1964, 9001 St. Gallen
Tel. +41-71-221 83 02
Supplement 2 to Master Credit Agreement dated 27 October 2009

1.	Borrower
L. Kellenberger & Co AG
Heiligkreuzstrasse 28
9009 St. Gallen
(hereinafter referred to as the Borrower)

2.	Lender
UBS AG
Am Bahnhofplatz 9000 St. Gallen
(hereinafter referred to as UBS)
With Master Credit Agreement dated 27 October 2009 UBS has granted the Borrower a credit amount in a maximum amount of 7 000 000 CHF.
Section 3 of the Master Credit Agreement is replaced as follows:

3.	Credit facility
UBS grants the Borrower a credit facility in a maximum amount of 7 000 000 CHF (seven million Swiss Francs).
All other terms and conditions of the Master Credit Agreement, dated 27 October 2009 to which this Supplement is an integral part, shall remain in full force and effect.
This Supplement was executed in two original copies and replaces the Supplement dated 6 August 2010 . One copy has to be submitted duly signed to UBS in due time.

Ref.    OQEC-LFB
UBS AG
St. Gallen 3th May 2013            /S/ BEAT RONNER    /S/ CHRISTINA LUTHI
Place/Date Beat Ronner        Christina Luthi

Agreed
St. Gallen 4th May 2013            /S/ JURG KELLENBERGER    /S/ PETER HURSCH
Place/Date Jurg Kellenbergr         Peter Hursch